UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2010
THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Oregon	93-0816972
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)
One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035
(Address of principal executive offices)          (Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Current Report on Form 8-K/A is being made to amend certain inadvertent errors in Item 6 — Selected Financial Data contained in Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2010.
Item 8.01 Other Events
     On April 7, 2010, The Greenbrier Companies, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “April Form 8-K”) updating certain financial information in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2009, filed on November 12, 2009 (the “Form 10-K”), to reflect the retrospective adoption of Accounting Standards Codification (ASC) 470-20 Debt — Debt with Conversion and other Options and ASC 810-10-65 Consolidation — Transition related to SFAS No. 160 Non-Controlling Interests in Consolidated Financial Statements — an amendment to ARB No. 51. ASC 470-20.
     One of the components of the Form 10-K that was adjusted retrospectively to reflect the adoption of ASC 470-20, and included as part of Exhibit 99.1 to the April Form 8-K, was Item 6 — Selected Financial Data. Non-cash interest expense and non-cash stock based compensation were inadvertently misstated in Item 6 — Selected Financial Data of Exhibit 99.1 to the April Form 8-K. This amendment is being filed to restate Item 6 — Selected Financial Data of Exhibit 99.1 to the April Form 8-K for the purpose of correcting these two rows.
     The information in Exhibit 99.1 (Item 6 — Selected Financial Data ) hereto supersedes and replaces in its entirety the information originally set forth in Item 6 — Selected Financial Data of Exhibit 99.1 to the April Form 8-K. Other than making the revisions to the non-cash interest expense and non-cash stock based compensation rows, no other revisions or changes were made to Item 6 — Selected Financial Data of Exhibit 99.1 to the April Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description

99.1	As adjusted Part II, Item 6 — Selected Financial Data

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC. (Registrant)
Date: May 4, 2010	By:	/s/ James W. Cruckshank
James W. Cruckshank
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)